Exhibit 99.2

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Partners Announces Pricing of $430 Million Senior Secured

Amortizing Notes due 2037 by Sabine Pass Liquefaction, LLC

Houston, Texas – November 14, 2022 – Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) announced today that its subsidiary, Sabine Pass Liquefaction, LLC (“SPL”), has priced its previously announced offering of Senior Secured Amortizing Notes due 2037 (the “SPL 2037 Notes”). The principal amount of the SPL 2037 Notes will be $430 million and the SPL 2037 Notes will bear interest at a rate of 5.900% per annum. The SPL 2037 Notes will be issued at a price equal to 99.856% of par and will mature on September 15, 2037, with a weighted average life of approximately 9.5 years. The closing of the offering is expected to occur on November 29, 2022. The SPL 2037 Notes will be fully amortizing according to a fixed sculpted amortization schedule with semi-annual payments of principal and interest.

SPL intends to use the gross proceeds from the offering, together with cash on hand, to redeem $500 million in aggregate principal amount of SPL’s outstanding senior secured notes due 2023 (the “SPL 2023 Notes”). This press release does not constitute an offer to purchase or a solicitation of an offer to sell the SPL 2023 Notes or a notice of redemption under the indenture governing the SPL 2023 Notes. The SPL 2037 Notes will rank pari passu in right of payment with all existing and future senior secured indebtedness of SPL, including its outstanding senior secured notes due 2023, senior secured notes due 2024, senior secured notes due 2025, senior secured notes due 2026, senior secured notes due 2027, senior secured notes due 2028, senior secured notes due 2030, existing senior secured notes due 2037 and its obligations under its working capital facility.

The offer of the SPL 2037 Notes has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and the SPL 2037 Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ anticipated quarterly distributions and ability to make quarterly distributions at the base amount or any amount, (iii) statements regarding regulatory authorization and approval expectations, (iv) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (v) statements regarding the business operations and prospects of third-parties, (vi) statements regarding potential financing arrangements, and (vii) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:

Cheniere Energy Partners, L.P.

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753
or
Media Relations
Eben Burnham-Snyder	713-375-5764
Phil West	713-375-5586